UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

(Amendment No. 1)

TO

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CAPAX INC.

(Exact name of registrant as specified in its charter)

Florida

(State or other jurisdiction of incorporation or organization)

5812

(Primary Standard Industrial Classification Code Number)

47-4752305

 (I.R.S. Employer Identification Number)

7135 Collins Avenue, No. 624

Miami Beach, FL 33141

Tel.: (305) 865-8193

 (Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

I. Andrew Weeraratne

7135 Collins Avenue, No. 624

Miami Beach, FL 33141

Tel.: (305) 865-8193

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: This Post-Effective Amendment is being filed to deregister all of the unsold securities previously registered under the Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
Emerging Growth Company	☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.☐

EXPLANATORY NOTE

This Post-Effective Amendment No.1 relates to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-219139), initially filed by the Registrant on July 3, 2017, and subsequently amended on July 7, 2017 and declared effective by the U.S. Securities and Exchange Commission on August 15, 2017.

The Registrant is filing this Post-Effective Amendment No. 1 for the sole purpose of de-registering the unsold shares we registered with the filing of the Form S-1. We have sold 74,600 shares as of the closing date of this offering and therefore request to de-register the balance of 14,925,400 shares effective as of the filing date of this Amendment.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the State of Florida on February 20, 2018.

Capax Inc.

By:	/s/ I. Andrew Weeraratne
Name: I. Andrew Weeraratne
Title: Chief Executive Officer

Note: No other person is required to sign this Post-Effective Amendment to Registration Statement in reliance upon Rule 478 under the Securities Act of 1933, as amended.

2